Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

CYNGN INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.00001 per share	(1)	457(o)		$		$0.0001531	$
Fees to be Paid	Equity	Preferred Stock, par value $0.00001 per share	(2)	457(o)				0.0001531
Fees to be Paid	Other	Warrants	(3)	457(o)				0.0001531
Fees to be Paid	Other	Rights	(4)	457(o)				0.0001531
Fees to be Paid	Other	Units	(5)	457(o)				0.0001531
Fees to be Paid	Unallocated (Universal) Shelf		(6)	457(o)		$	$300,000,000.00	0.0001531		$45,930.00

Total Offering Amounts:							$300,000,000.00			45,930.00
Total Fees Previously Paid:
Total Fee Offsets:										0.00
Net Fee Due:										$45,930.00

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Offering Note(s)

(1)	An indeterminate number or aggregate principal amount, as applicable, of securities of each identified class is being registered as may from time to time be offered on a primary basis at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon the exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional securities of the registrant that become issuable by reason of any splits, dividends or similar transactions or anti-dilution adjustments.
(2)	An indeterminate number or aggregate principal amount, as applicable, of securities of each identified class is being registered as may from time to time be offered on a primary basis at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon the exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional securities of the registrant that become issuable by reason of any splits, dividends or similar transactions or anti-dilution adjustments.
(3)	An indeterminate number or aggregate principal amount, as applicable, of securities of each identified class is being registered as may from time to time be offered on a primary basis at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon the exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional securities of the registrant that become issuable by reason of any splits, dividends or similar transactions or anti-dilution adjustments.
(4)	An indeterminate number or aggregate principal amount, as applicable, of securities of each identified class is being registered as may from time to time be offered on a primary basis at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon the exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional securities of the registrant that become issuable by reason of any splits, dividends or similar transactions or anti-dilution adjustments.
(5)	An indeterminate number or aggregate principal amount, as applicable, of securities of each identified class is being registered as may from time to time be offered on a primary basis at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon the exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional securities of the registrant that become issuable by reason of any splits, dividends or similar transactions or anti-dilution adjustments.
(6)	Estimated solely for the purpose of calculating the registration fee. Subject to Rule 462(b) under the Securities Act, the aggregate initial offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $300,000,000.